SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ______________

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 29, 2001


                             OBJECTSOFT CORPORATION

               (Exact Name of Registrant as Specified in Charter)


Delaware                         1-10751           22-3091075
(State or Other Jurisdiction   (Commission      (IRS Employer
of Incorporation)                File No.)  Identification No.)



Continental Plaza III,
433 Hackensack Avenue, Hackensack, NJ       07601
(Address of Principal Executive Offices)    (Zip Code)


Registrant's telephone number, including area code (201) 343-9100


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

     On May 29, 2001, the Company executed a non-binding Letter of Intent to merge with Golden Screens Interactive Technologies, Inc. ("Golden Screens"), a privately held New York based entity. No assurance can be given that the Company and Golden Screens will be able to negotiate and execute definitive documentation. Moreover, if the parties are successful in negotiating and executing definitive documentation, no assurance can be given that the conditions precedent to the consummation of the transaction will be satisfied or that the transaction will ultimately occur.


     The foregoing is a brief description of the Company's recent events. For additional information, the Company's Press Release announcing the foregoing has been filed as an Exhibit to this Current Report.




Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.


Exhibit
   No.                     Description


99.1           Press Release issued on May 30, 2001.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2001

OBJECTSOFT CORPORATION


By: /s/ S. Michael Rudolph
S. Michael Rudolph
Chairman, President and Chief Executive
Officer

                                    EXHIBIT INDEX



Exhibit
   No.                     Description



99.1   - Press Release issued on May 30, 2001

                          Exhibit 99.1


       ObjectSoft Corporation Signs Letter of Intent for Potential Merger

     HACKENSACK,  NEW JERSEY,  May 30, 2001 --  ObjectSoft  Corporation  (OTCBB:
OSFT.OB), one of the leading video entertainment kiosk providers in the United States, announced today that it has executed a non-binding Letter of Intent to merge with Golden Screens Interactive Technologies, Inc., a privately held New York based entity. Golden Screens is also a leader in the interactive kiosk business.

     Anthony Romano, Golden Screens' President and Chief Executive Officer commented that, "This announcement is the next step in our Company's strategy to become a dominant force in the interactive kiosk field."

     S. Michael Rudolph, ObjectSoft's President and Chief Executive Officer, said: "This potential restructuring will not only enhance shareholder value, but will also position the surviving entity to pursue expanded resources and business opportunities."

     If the merger is consummated, the surviving entity will be a public corporation operating in various kiosk markets, advertising mediums and related businesses. The potential transaction is expected to occur 90 to 120 days after execution of definitive documentation.

     No assurance can be given that ObjectSoft and Golden Screens will be able to negotiate and execute definitive documentation. Moreover, if the parties are successful in negotiating and executing definitive documentation, no assurance can be given that the conditions precedent to the consummation of the transaction will be satisfied or that the transaction will ultimately occur.


About ObjectSoft Corporation

     Founded in 1990, ObjectSoft provides information and transactional services through public access kiosks, which enable organizations to interact with the general public through Internet-connected computers placed in high-density pedestrian traffic areas. The Company's current product, the FastTake(R) kiosk, allows the general public to search and review movie titles, sample movie trailers, and purchase other goods and services from the kiosk located in high-traffic retail locations. For more information about ObjectSoft, visit its website at http://www.objectsoftcorp.com.

About Golden Screens Interactive Technologies, Inc.

     Golden Screens is a leading provider of enabling software and electronic commerce applications for Internet-based self-service terminals and the next generation of Web-Enabled Public Telephones. Golden Screens GS Planet(tm) product suite is a comprehensive platform for developing Internet-based terminals that offer secure Web access through intuitive touch-screen interfaces. GS Planet also includes an extensive software library for developing custom E-Commerce applications and a set of monitoring and diagnostic tools that ensure maximum system uptime and reliability. For more information about Golden Screens, visit its website at http://www.gsit.com/.



     This press release contains certain forward-looking statements concerning ObjectSoft, which are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, ObjectSoft not maintaining and servicing its kiosk locations, securing sufficient funding and/or restructuring its business to fund its operations, continuation of the Company advertising contracts with DoubleClick and others as well as risks and uncertainties discussed in the Company's Annual Reports on Form 10-KSB, Registration Statements on Form SB-2 and Form S-3, and its Quarterly Reports on Form 10-QSB on file with the SEC and other filings made with the SEC from time to time. The information and statements contained in each of the Company's and Golden Screen's websites are not incorporated into this press release.

     For further information, contact Mathew Henderson at CEOcast, Inc. at
(212)732-4300.